Exhibit 99.1





        Kerr-McGee More Than Doubles 2003 First-Quarter Operating Profit
        ----------------------------------------------------------------

     Oklahoma City, April 30, 2003 - Kerr-McGee Corp. (NYSE: KMG) reports net income for the 2003 first quarter of $69.9 million (68 cents per diluted common share), compared with $5.5 million (5 cents per share) for the 2002 first quarter. The company's adjusted after-tax income was $127.3 million ($1.20 per share), compared with $10.9 million (11 cents per share) in the first quarter of 2002. Adjusted after-tax income is determined by excluding from net income results from discontinued operations, the cumulative effect of an accounting change and special items. The increase of $116.4 million in 2003 adjusted after-tax income versus 2002 is due primarily to higher oil and natural gas sales prices, higher natural gas sales volumes, and higher titanium dioxide pigment sales prices and volumes, partially offset by lower crude oil sales volumes, higher exploration costs and higher pigment operating costs due to higher pigment sales volumes.

                                                                  March 31,
                                                           -------------------
(Millions of dollars, except per-share amounts)             2003          2002
                                                           ------        -----
Net Income                                                 $ 69.9        $ 5.5
  Less Income from Discontinued Operations                    (.4)        (7.2)
  Add Change in Accounting Principle
    (adoption of FAS 143)                                    34.7            -
                                                           ------        -----
Income (Loss) from Continuing Operations                    104.2         (1.7)
  Add Special Items (1)                                      23.1         12.6
                                                           ------        -----
Adjusted After-Tax Income                                  $127.3        $10.9
                                                           ======        =====

Diluted Earnings (Loss) Per Share
  Net Income                                               $  .68        $ .05
  Discontinued Operations                                       -         (.07)
  Change in Accounting Principle                              .31            -
                                                           ------        -----
  Continuing Operations                                    $  .99        $(.02)
                                                           ======        =====
  Adjusted After-Tax Income                                $ 1.20        $ .11
                                                           ======        =====

(1) Items included in "Special Items" are listed on page 6 as "Other Information, Net of Income Taxes."

Adjusted after-tax income excludes items that management deems to not be reflective of the company's core operations. This measure is a non-GAAP financial measure. Management believes that this measure provides valuable insight into the company's core earnings from operations and enables investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

     "Both businesses benefited from successful efforts to further reduce unit production costs," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Cost reductions coupled with strong commodity prices and improving TiO2 pricing enhanced our operating margins. These improvements contributed to dramatically increased operating profit, despite lower volumes resulting from the successful completion of nearly $1 billion worth of noncore property sales. Proceeds from the sales have repaid debt and further strengthened our balance sheet.
     "Our 2003 exploratory drilling program already has seen success in the Gulf of Mexico, North Sea and China's Bohai Bay. Recent confirmation of the Constitution and Hornet fields in the gulf is very encouraging, as we hope both become potential developments that could enhance production volumes in future years," Corbett said.

Operating Profit
----------------
     Operating profit for the first quarter of 2003 was $269.6 million, more than double the $110.8 million operating profit for the 2002 period. Exploration and production operating income for the 2003 period was $272.2 million, compared with $118.7 million in the prior year's quarter. The increase was due to higher oil and gas prices, higher gas sales volumes, and lower production costs, partially offset by higher exploration expenses and lower crude oil volumes. Costs of $6 million incurred during the first quarter for exploration wells currently drilling could be added to the first-quarter exploration expense if determined unsuccessful before the company files its first-quarter 2003 financial statements with the U.S. Securities and Exchange Commission.
     Results for chemical operations were better than in the 2002 first quarter due to higher pigment sales prices and volumes. This favorable result from the pigment operations was partially offset by an environmental provision of $32 million for remediation activities at the company's facility in Henderson, Nev., partially offset by a $21 million expected insurance reimbursement for these cleanup costs.

Debt
----
     At March 31, 2003, the company's debt totaled $3.755 billion, compared with $3.904 billion at Dec. 31, 2002, and $4.739 billion at March 31, 2002. These reductions are due primarily to the paydown of debt using the proceeds from sales of noncore oil and gas assets during 2002 and the first quarter of 2003.

Oil and Gas Volumes and Prices
------------------------------
     Kerr-McGee's daily oil production from continuing operations averaged 165,400 barrels in the 2003 first quarter, down 19% from 204,800 barrels per day in the 2002 period. This decrease was due to the recent sales of noncore producing properties.
     Including the effect of the company's hedging program, the per-barrel sales price for oil from continuing operations averaged $26.97 for the 2003 first quarter, $8.03 higher than in the 2002 first quarter.
     Natural gas sales averaged 761 million cubic feet per day for the 2003 first quarter, up 5% from the 2002 period. The average natural gas sales price, including the effects of the company's hedging program, was $4.71 per thousand cubic feet, up $2.18 compared with the 2002 period. Details on the company's hedges for 2003 may be found on Kerr-McGee's website at http://www.kerr-mcgee.com/pdf/hedge%20guidance.pdf.

Sales and Capital Expenditures
------------------------------
     Sales of $1.127 billion in the 2003 first quarter were up from $799 million in the 2002 first quarter.
     Capital expenditures were $306 million, compared with $346.9 million for the 2002 first quarter.
     Kerr-McGee will hold a conference call today at 11 a.m. EDT to discuss its first-quarter results and expectations for the future. Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #911567. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

(Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including future developments, production volumes and exploration success, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors section of the company's Annual Report on Form 10-K and other U.S. Securities and Exchange Commission filings. Actual results and developments may differ materially from those expressed or implied in this news release.)

Media Contact:  Debbie Schramm                Investor Contact:  Rick Buterbaugh
                Direct - 405-270-2877                            405-270-3561
                Pager - 1-888-734-8294



                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                             Three Months Ended
                                                                   March 31,
                                                            -------------------
(Millions of dollars, except per-share amounts)               2003        2002
                                                            --------    -------
Consolidated Statement of Income
--------------------------------
Sales                                                       $1,127.2    $ 798.5
                                                            --------    -------
Costs and Expenses -
  Costs and operating expenses                                 412.0      349.9
  General and administrative expenses                           70.9       55.5
  Shipping and handling expenses                                32.0       29.1
  Depreciation and depletion                                   189.6      212.3
  Accretion expense                                              6.2          -
  Asset impairments, net of gains on disposal of assets
    held for sale                                               (0.1)         -
  Exploration, including dry holes and amortization of
    undeveloped leases                                         140.5       31.9
  Taxes, other than income taxes                                25.4       26.4
  Provision for environmental remediation and restoration,
    net of reimbursements                                       17.3        2.4
  Interest and debt expense                                     65.0       70.7
                                                            --------    -------
      Total Costs and Expenses                                 958.8      778.2
                                                            --------    -------
                                                               168.4       20.3
Other Income (Expense)                                           1.7      (23.8)
                                                            --------    -------
Income (Loss) before Income Taxes                              170.1       (3.5)
Taxes on Income                                                (65.9)       1.8
                                                            --------    -------
Income (Loss) from Continuing Operations                       104.2       (1.7)
Discontinued Operations, net of taxes                            0.4        7.2
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                 (34.7)         -
                                                            --------    -------
Net Income                                                  $   69.9    $   5.5
                                                            ========    =======

Net Income (Loss) per Common Share -
  Basic -
    Continuing operations                                   $   1.04    $ (0.02)
    Discontinued operations                                        -       0.07
    Accounting change                                          (0.34)         -
                                                            --------    -------
    Net income                                              $   0.70    $  0.05
                                                            ========    =======
  Diluted -
    Continuing operations                                   $   0.99    $ (0.02)
    Discontinued operations                                        -       0.07
    Accounting change                                          (0.31)         -
                                                            --------    -------
    Net income                                              $   0.68    $  0.05
                                                            ========    =======

Thousands of Common Shares Outstanding -
  End of period                                              100,852    100,261
  Average                                                    100,121    100,231
  Average - including dilution                               110,613    100,231



                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                             Three Months Ended
                                                                 March 31,
                                                            -------------------
(Millions of dollars)                                         2003        2002
                                                            --------    -------
Segment Information
-------------------
Sales
  Exploration and production                                $  823.5    $ 534.6
  Chemicals - Pigment                                          253.3      216.5
  Chemicals - Other                                             50.3       47.4
                                                            --------    -------
                                                             1,127.1      798.5
  All other                                                      0.1          -
                                                            --------    -------
    Total                                                   $1,127.2    $ 798.5
                                                            ========    =======

Operating Profit
  Exploration and production -
    Domestic (includes $10.8 losses ($7.0 after tax) in 2003
      and $9.2 losses ($6.0 after tax) in 2002 for non-hedge
      derivatives)                                          $  282.0    $  81.2
    North Sea                                                  124.1       68.1
    Other international                                          6.5        1.3
    Asset impairments, net of gains on disposal of assets
      held for sale                                              0.1          -
                                                            --------    -------
      Total Production Operations                              412.7      150.6
    Exploration expense                                       (140.5)     (31.9)
                                                            --------    -------
                                                               272.2      118.7
                                                            --------    -------
  Chemicals -
    Pigment                                                      7.4      (11.5)
    Other                                                      (10.0)       3.6
                                                            --------    -------
                                                                (2.6)      (7.9)
                                                            --------    -------
      Total                                                    269.6      110.8
Net Interest Expense                                           (63.8)     (70.0)
Loss from Equity Affiliates                                     (6.1)     (11.1)
Derivatives and Devon Stock Revaluation (a)                      0.9       (8.8)
Foreign Currency Gains                                           3.4        1.1
Other Expense                                                  (33.9)     (25.5)
Taxes on Income                                                (65.9)       1.8
                                                            --------    -------
Income (Loss) from Continuing Operations                       104.2       (1.7)
Discontinued Operations, net of taxes                            0.4        7.2
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                 (34.7)         -
                                                            --------    -------
Net Income                                                  $   69.9    $   5.5
                                                            ========    =======

Net Operating Profit
  Exploration and production                                $  167.4    $  74.7
  Chemicals - Pigment                                            6.1       (9.0)
  Chemicals - Other                                             (6.5)       2.2
                                                            --------    -------
    Total                                                      167.0       67.9
Net Interest Expense                                           (41.5)     (45.3)
Loss from Equity Affiliates                                     (4.0)      (6.9)
Derivatives and Devon Stock Revaluation (a)                      0.6       (5.7)
Foreign Currency Gains                                           4.0        0.9
Other Expense                                                  (21.9)     (12.6)
Discontinued Operations, net of taxes                            0.4        7.2
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                 (34.7)         -
                                                            --------    -------
Net Income                                                  $   69.9    $   5.5
                                                            ========    =======


(a) Includes non-hedge derivatives that are not part of operating profit.



                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                             Three Months Ended
                                                                  March 31,
                                                            -------------------
(Millions of dollars)                                         2003        2002
                                                            --------    -------
Selected Exploration and Production Information
-----------------------------------------------
Production Costs -
  Lease operating expense                                   $   87.9    $ 104.8
  Production taxes                                              14.4       17.9
                                                            --------    -------
    Total                                                      102.3      122.7
Depreciation and Depletion                                     156.7      185.6
Accretion Expense                                                6.2          -
Asset Impairments, Net of Gains on Disposal of Assets
  Held for Sale                                                 (0.1)         -
General and Administrative Expense                              22.0       20.1
Gathering and Transportation Expense                            21.7       20.9
Gas Gathering, Pipeline and Other Expenses                     102.0       34.7
Exploration Expense                                            140.5       31.9
                                                            --------    -------
    Total                                                   $  551.3    $ 415.9
                                                            ========    =======

Other Information, Net of Income Taxes
--------------------------------------
Commodity and Other Derivatives and Devon Stock Revaluation $   (6.4)   $ (11.7)
Foreign Currency Gains                                           4.0        0.9
Asset Impairments                                               (8.9)         -
Litigation Reserve                                              (4.2)         -
Gains on Disposal of Assets Held for Sale                        8.6          -
Costs Related to Chemical Plant Shutdown                        (4.8)         -
Environmental Expenses, Net of Reimbursements                  (10.4)      (1.7)
Other Items                                                     (1.0)      (0.1)
                                                            --------    -------
    Total                                                   $  (23.1)   $ (12.6)
                                                            ========    =======

Selected Balance Sheet Information
----------------------------------
Cash                                                        $   80.7    $  128.3
Current Assets                                               1,313.0     1,240.5
Total Assets                                                 9,910.4    11,052.5
Current Liabilities                                          1,547.2     1,153.1
Total Debt                                                   3,754.7     4,738.8
Stockholders' Equity                                         2,563.5     3,076.4

Selected Cash Flow Information
------------------------------
Cash Provided by Operating Activities                       $  321.7     $ 273.5
Depreciation, Depletion and Amortization
  (including asset impairment)                                 212.7       221.9
Dividends Paid                                                  45.2        45.1
Capital Expenditures (including dry hole expense) -
  Exploration and production                                   287.4       300.3
  Chemicals - Pigment                                           15.5        22.1
  Chemicals - Other                                              1.1         1.5
                                                            --------    --------
                                                               304.0       323.9
  All other                                                      2.0        23.0
                                                            --------    --------
    Total                                                   $  306.0     $ 346.9
                                                            ========    ========



                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                             Three Months Ended
                                                                  March 31,
                                                            --------------------
                                                              2003        2002
                                                            --------    --------


Crude oil & condensate production (thousands of bbls/day)
  Domestic -
    Offshore                                                    59.7        53.3
    Onshore                                                     21.3        29.1
  North Sea                                                     80.1       113.6
  Other International                                            4.3         8.8
                                                            --------    --------
    Total Continuing Operations                                165.4       204.8
  Discontinued Operations                                        2.4         9.1
                                                            --------    --------
    Total                                                      167.8       213.9
                                                            ========    ========

Average price of crude oil sold (per bbl)
  Domestic -
    Offshore                                                $  26.29    $  18.22
    Onshore                                                    27.57       18.32
  North Sea                                                    27.09       19.60
  Other International                                          31.12       16.93
    Average for Continuing Operations                          26.97       18.94
  Discontinued Operations                                   $  24.47    $  18.23

Natural gas sold (MMCF/day)
  Domestic -
    Offshore                                                     286         244
    Onshore                                                      369         383
  North Sea                                                      106         101
                                                            --------    --------
    Total                                                        761         728
                                                            ========    ========

Average price of natural gas sold (per MCF)
  Domestic -
    Offshore                                                $   5.38    $   2.48
    Onshore                                                     4.59        2.48
  North Sea                                                     3.35        2.83
    Average                                                 $   4.71      $ 2.53

Gross worldwide titanium dioxide pigment production
  (thousands of metric tonnes)                                   130         118